UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 7, 2021

374WATER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9300 S. Dadeland Blvd, Suite 600 Miami, Florida 33156
(Address of Principal Executive Offices)(Zip Code)

(305) 670-3370

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PWVI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2021, 374Water Systems Inc. (“374Water”), a subsidiary of 374Water Inc. (the “Company”) entered into a Manufacturing and Service Agreement (the “Manufacturing and Service Agreement”) with Merrell Bros. Fabrication, LLC (“Merrell Bros.”) pursuant to which Merrell Bros. will manufacture, supply and service AirSCWO supercritical water oxidation products for 374Water. Subject to certain termination rights, the Manufacturing and Service Agreement is for an initial period of three years and will renew for successive one-year periods thereafter. Under the Manufacturing and Service Agreement, Merrell Bros. will be 374Water’s exclusive supplier and service provider with respect to the products in the United States and Canada.

A copy of the Manufacturing and Service Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Manufacturing and Service Agreement is subject to, and qualified in its entirety by, such document.

On July 13, 2021, the Company issued a press release announcing 374Water’s entry into the Manufacturing and Service Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Manufacturing and Service Agreement, dated as of July 7, 2021, by and between 374Water Systems Inc. and Merrell Bros. Fabrication, LLC.*
99.1	Press Release dated July 13, 2021.

* Portions of the exhibit have been omitted as the registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type of information that the registrant both customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2021	374WATER INC.

	By:	/s/ Yaacov Nagar
	Name:	Yaacov Nagar
	Title:	Chief Executive Officer